Exhibit 99.1
Corporate News
FOR RELEASE 6:30 A.M., WEDNESDAY, November 5, 2008

Investors: Valerie Haertel	Media: Ann Smith
(201) 269-5781	(201) 269-5984
valerie_haertel@medco.com	ann_smith@medco.com
Medco Reports Record Third-Quarter 2008 GAAP Diluted EPS of $0.58;
Diluted EPS Excluding Amortization of Intangible Assets of $0.63
2009 GAAP Diluted EPS Guidance Reflects Growth of 15 to 21 Percent
Third-Quarter Highlights:
•	GAAP diluted EPS increased 48.7 percent to a record $0.58 from $0.39 in third-quarter 2007

•	Diluted EPS, excluding $0.05 in amortization of intangible assets from the 2003 spin-off, increased 43.2 percent to $0.63 from $0.44 in third-quarter 2007

•	Both GAAP diluted EPS, and diluted EPS excluding amortization of intangibles, reflect a $0.05 state income tax benefit, which was disclosed and included in our previous guidance. Excluding this benefit, GAAP diluted EPS increased 35.9 percent, and diluted EPS excluding amortization of intangibles increased 31.8 percent.

•	Specialty pharmacy revenues increased 34.3 percent to a record of over $2.0 billion

•	Mail-order prescription volume increased 11.1 percent to 26.1 million, from 23.5 million in third-quarter 2007

•	Generic dispensing rate increased to a record 64.4 percent, 4.1 percentage points higher than third-quarter 2007

•	EBITDA per adjusted prescription increased 22.2 percent to a record of $3.19, compared to $2.61 in third-quarter 2007
Guidance:
•	Reaffirming full-year 2008 guidance

•	Full-year 2009 GAAP diluted EPS guidance of $2.45 to $2.55, represents 15 to 21 percent growth over 2008 guidance

•	Full-year 2009 diluted EPS guidance, excluding amortization of intangible assets, of $2.67 to $2.77, represents 15 to 20 percent growth over 2008 guidance
FRANKLIN LAKES, N.J., Nov. 5, 2008 – Driven by continued record 2008 sales and strong operating performance across the company, Medco Health Solutions, Inc. (NYSE: MHS) today reported third-quarter 2008 GAAP diluted earnings per share increased 48.7 percent to $0.58, compared to $0.39 for the third quarter of 2007. Adjusting for the $0.05 per share in amortization of intangible assets that existed when Medco became a publicly traded company, third-quarter 2008 diluted earnings per share increased 43.2 percent to $0.63, from $0.44 in the third-quarter of 2007. Excluding a nonrecurring $0.05 state income tax benefit for the quarter, which was previously disclosed and included in the company’s prior guidance, GAAP diluted earnings per share increased 35.9 percent to a record of $0.53, and when

Medco Third-Quarter 2008 Earnings Page 2
excluding both the state income tax benefit and the amortization of intangible assets, diluted earnings per share rose 31.8 percent.
“Our strong third quarter results and 2009 guidance reflect our compelling business model, which is designed to improve clinical and financial outcomes for clients and their members, and deliver value that is even more critical in a turbulent economy,” said David B. Snow Jr., Medco chairman and chief executive officer.
“Medco sales successes continue at a strong pace. For 2008, annualized new-named sales rose to $7.2 billion from the $6.5 billion reported in the second quarter, resulting from additional wins effective in the second half of 2008. Our net-new sales for 2008 increased to $5.4 billion from the $5.2 billion reported in the second quarter with an industry-leading 98 percent retention rate across our entire book-of-business,” said Snow.
“Our 2009 sales results to date are very strong with new-named annualized sales up almost 40 percent to $6.4 billion from the $4.6 billion we reported last quarter. Net-new sales of $4.9 billion increased nearly 70 percent over the $2.9 billion we reported at the end of the second quarter. Our 2009 retention rate currently stands at 96.5 percent,” said Snow.
Snow added, “We have seen clients and consumers alike choosing the cost-saving benefits of mail-order and generics in these difficult economic times, and our strong 2009 net-new business growth provides additional evidence that our value proposition is resonating with both current and new clients.”
Richard J. Rubino, chief financial officer, added: “We continue to see strong growth across our business, resulting in record EBITDA per adjusted prescription of $3.19. In particular, specialty pharmacy revenue grew more than 34 percent this quarter compared to third-quarter 2007, with its operating income increasing nearly 49 percent.”
Third-Quarter Financial and Operational Results
Medco reported net revenues of nearly $12.6 billion, a 15.0 percent increase from third-quarter 2007. Net revenues increased primarily as a result of contributions from significant new client wins and price inflation on brand-name drugs, partially offset by higher volumes of lower-cost generic drugs. Medco’s generic dispensing rate increased 4.1 percentage points to 64.4 percent from the third quarter of 2007. The mail-order generic dispensing rate increased 4.9 percentage points to 55.8 percent and the retail generic dispensing rate increased 4.2 percentage points to 66.4 percent.
Higher volumes of lower-cost generic drugs reduced net revenues for third-quarter 2008 by approximately $650 million, delivering significant savings to clients and members, and contributing to higher gross margins. On a year-to-date basis, the higher volume of generic drugs reduced net revenues by over $2.1 billion.
Total prescription volume, adjusting for the difference in days supply between mail order and retail, was 193.0 million, a 5.6 percent increase over the third quarter of 2007. Additionally, mail-order prescription volume increased 11.1 percent to 26.1 million and retail prescription volume increased 2.3 percent to 115.1 million. The adjusted mail-order penetration rate increased 2.0 percentage points, reaching an industry-leading 40.4 percent.
Total gross margin increased one full percentage point to 7.4 percent from 6.4 percent in the third quarter of 2007, reflecting higher mail-order and specialty volumes, and higher generic dispensing rates. (Please see Table 5 for the calculation of adjusted prescription volume and generic dispensing rate information).

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Total selling, general and administrative expenses of $347.2 million increased 31.9 percent or $84.0 million over third-quarter 2007. A majority of this increase, $63.4 million, is attributable to operating expenses from PolyMedica and Critical Care Systems, which were acquired in fourth-quarter 2007; and Europa Apotheek Venlo, a second-quarter 2008 majority-stake acquisition. Excluding the effect of these acquisitions, the remaining increase primarily reflects employee-related costs to support the company’s growing client base and strategic clinical initiatives.
Earnings Before Interest Income/Expense, Taxes, Depreciation and Amortization (EBITDA) for the quarter was $616.2 million, an increase of $139.5 million, or 29.3 percent, over the same period last year. EBITDA per adjusted prescription increased 22.2 percent to $3.19 from $2.61 in the third quarter of 2007. (Please refer to Table 6 for a reconciliation of EBITDA to reported net income).
Interest and other (income) expense, net, of $58.2 million in third-quarter 2008 increased from $25.5 million in third-quarter 2007, largely attributable to higher debt levels including bonds issued in March 2008 to fund the recent acquisitions.
The effective tax rate for the third quarter of 2008 was 34.0 percent, compared to 39.9 percent in the third quarter of 2007. As previously announced, the company recorded a nonrecurring state income tax benefit, which was primarily related to income tax statute of limitations expirations in certain states.
Net income of $295.7 million increased 37.7 percent over the same quarter last year.
Medco generated year-to-date cash flows from operations of $797.2 million, compared to $816.4 million for the same period in 2007. The company closed the third quarter of 2008 with $440.8 million of cash on its balance sheet.
Specialty Pharmacy Segment
Revenues for Medco’s specialty pharmacy segment, Accredo Health Group, grew a record 34.3 percent to over $2.0 billion, compared to $1.5 billion in the third quarter of 2007. This is primarily the result of the contribution from significant new clients commencing in January 2008 and the acquisition of Critical Care Systems in fourth-quarter 2007.
Gross margin increased to 8.1 percent in the third quarter of 2008 compared to 7.8 percent for the same period in 2007. Operating income rose 48.6 percent to $78.0 million from $52.5 million in the third quarter of 2007, driven by the increased volume from new business.
Share Repurchase Programs
During the third quarter, Medco repurchased 8.3 million shares for $391.7 million with an average per-share cost of $47.23. In October 2008, Medco completed its previously authorized $5.5 billion share repurchase program by repurchasing approximately 0.6 million shares for $29.7 million with an average per-share cost of $45.81. From the inception of the $5.5 billion share repurchase program in 2005 through completion, Medco acquired 153.8 million shares at an average per-share cost of $35.75.
The Medco Board of Directors approved a new share repurchase program, authorizing the purchase of up to $3 billion of the company’s common stock in the open market through November 2010. The company expects to use free cash flow to fund these repurchases.

Medco Third-Quarter 2008 Earnings Page 4
Guidance
Medco reaffirmed its full-year guidance for 2008. That guidance includes GAAP diluted EPS of $2.10 to $2.13, reflecting growth of 29 to 31 percent over 2007 and diluted EPS guidance, excluding the effect of amortization of intangibles that existed when Medco became a public company, of $2.30 to $2.33, reflecting growth of 26 to 28 percent over 2007.
For the full-year 2009, Medco expects to achieve GAAP diluted earnings per share in the range of $2.45 to $2.55, representing growth of 15 to 21 percent over its 2008 guidance. Diluted earnings per share in 2009, excluding amortization of intangible assets, is projected to be in the range of $2.67 to $2.77, a growth rate of 15 to 20 percent over the 2008 guidance.
“Our 2009 earnings guidance further validates our business and financial strategies. We are keenly focused on asset management and increasing our return on invested capital. Additionally, we expect to drive cash flows from operations to approximately $2 billion in 2009, up 50 percent from our full-year 2008 expectations. This affords us the opportunity to build cash balances in these uncertain economic times, while also providing the flexibility to repurchase shares,” said Rubino.
Use of Non-GAAP Measures
Medco calculates and uses EBITDA and EBITDA per adjusted prescription as indicators of its ability to generate cash from its reported operating results. These measurements are used in concert with net income and cash flows from operations, which measure actual cash generated in the period. In addition, Medco believes that EBITDA and EBITDA per adjusted prescription are supplemental measurement tools used by analysts and investors to help evaluate overall operating performance and the ability to incur and service debt and make capital expenditures. EBITDA does not represent funds available for Medco’s discretionary use and is not intended to represent or to be used as a substitute for net income or cash flows from operations data as measured under U.S. Generally Accepted Accounting Principles (GAAP). The items excluded from EBITDA, but included in the calculation of reported net income, are significant components of the consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance. EBITDA, and the associated year-to-year trends, should not be considered in isolation. Medco’s calculation of EBITDA may not be consistent with calculations of EBITDA used by other companies.
EBITDA per adjusted prescription is calculated by dividing EBITDA by the adjusted prescription volume for the period. This measure is used as an indicator of EBITDA performance on a per-unit basis, providing insight into the cash-generating potential of each prescription. EBITDA, and as a result, EBITDA per adjusted prescription, is affected by the changes in prescription volumes between retail and mail order, the relative representation of brand-name, generic and specialty pharmacy drugs, as well as the level of efficiency in the business. Adjusted prescription volume equals the majority of mail-order prescriptions multiplied by three, plus retail prescriptions. These mail-order prescriptions are multiplied by three to adjust for the fact that they include approximately three times the amount of product days supplied compared with retail prescriptions.
Medco uses diluted earnings per share excluding intangible asset amortization expense that existed when Medco became a public company in 2003 as a supplemental measure of operating performance. The excluded amortization is associated with intangible assets that substantially arose in connection with the acquisition of Medco by Merck & Co., Inc. in 1993 and were pushed down to Medco’s balance sheet. The company believes that diluted earnings per share, excluding the amortization of these intangibles, is a useful measure because by adjusting for this significant non-cash item it enhances comparability of the company’s financial results with its peers. The intangible asset amortization resulting from Medco’s acquisitions, such as the acquisitions of Accredo Health, Incorporated in August 2005, and PolyMedica

Medco Third-Quarter 2008 Earnings Page 5
Corporation in October 2007, are not part of the excluded amortization in this calculation because they result from Medco investment decisions.
Conference Call
Management will hold a conference call to review Medco’s financial results and operating outlook on Nov. 5, 2008 at 8:30 a.m. ET.
To access the live conference call via telephone:
Dial in: (800) 949-5383 from inside the U.S., or (706) 679-3440 from outside the U.S.
To access the live webcast:
Visit the Investor Relations section at www.medco.com or go directly to www.medco.com/investor.
For a replay of the call:
A replay of the call will be available after the event on Nov. 5, 2008 through Nov. 19, 2008. Dial in: (800) 642-1687 from inside the U.S., or (706) 645-9291 from outside the U.S. Please use passcode 67488070.
About Medco
Medco Health Solutions, Inc., (NYSE:MHS) is the nation’s leading pharmacy benefit manager based on its 2007 total net revenues of more than $44 billion. Medco’s prescription drug benefit programs, covering approximately one in five Americans, are designed to drive down the cost of pharmacy health care for private and public employers, health plans, labor unions and government agencies of all sizes, and for individuals served by the Medicare Part D Prescription Drug Program and those served by its specialty pharmacy segment, Accredo Health Group. Medco, the world’s most advanced pharmacy®, is positioned to serve the unique needs of patients with chronic and complex conditions through its Medco Therapeutic Resource Centers®, including its enhanced diabetes pharmacy care practice through the Liberty acquisition. Medco is the highest-ranked independent pharmacy benefit manager on the 2008 Fortune 100 list. On the Net: http://www.medcohealth.com.
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the pharmacy benefit management (“PBM”) and specialty pharmacy industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements. Medco’s actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including those set forth below.
•	Competition in the PBM, specialty pharmacy and the broader healthcare industry is intense and could impair our ability to attract and retain clients;

•	Failure to retain key clients and their members, either as a result of economic conditions, increased competition or other factors, could result in significantly decreased revenues and could harm our profitability;

•	If we do not continue to earn and retain purchase discounts and rebates from manufacturers at current levels, our gross margins may decline;

•	Our acquisition activity has increased recently and if we are unable to effectively integrate

Medco Third-Quarter 2008 Earnings Page 6
acquired businesses into ours, our operating results may be adversely affected. Even if we are successful, the integration of these businesses has required, and will likely continue to require, significant resources and management attention;

•	If we fail to comply with complex and rapidly evolving laws and regulations, we could suffer penalties, or be required to pay substantial damages or make significant changes to our operations;

•	Government efforts to reduce healthcare costs and alter healthcare financing practices could lead to a decreased demand for our services or to reduced profitability;

•	Failure to execute our Medicare Part D prescription drug benefits strategy could adversely impact our business and financial results;

•	PBMs could be subject to claims under ERISA if they are found to be a fiduciary of a health benefit plan governed by ERISA;

•	Pending litigation could adversely impact our business practices and have a material adverse effect on our business, financial condition, liquidity and operating results;

•	We are subject to corporate integrity agreements and noncompliance may impede our ability to conduct business with the federal government;

•	Legislative or regulatory initiatives that restrict or prohibit the PBM industry’s ability to use patient identifiable medical information could limit our ability to use information that is critical to the operation of our business;

•	Our Specialty Pharmacy business is highly dependent on our relationships with a limited number of biopharmaceutical suppliers and the loss of any of these relationships could significantly impact our ability to sustain or increase our revenues;

•	Our ability to grow our Specialty Pharmacy business could be limited if we do not expand our existing base of drugs or if we lose patients;

•	Our Specialty Pharmacy business, certain revenues from diabetes testing supplies and our Medicare Part D offerings expose us to increased credit risk;

•	Changes in industry pricing benchmarks could adversely affect our financial performance;

•	The terms and covenants relating to our existing indebtedness could adversely impact our financial performance;

•	Prescription volumes may decline, and our net revenues and profitability may be negatively impacted, if products are withdrawn from the market, if prescription drugs transition to over-the-counter products, or if increased safety risk profiles of specific drugs result in utilization decreases;

•	We may be subject to liability claims for damages and other expenses that are not covered by insurance;

•	The success of our business depends on maintaining a well-secured pharmacy operation and technology infrastructure and failure to execute could adversely impact our business;

•	We could be required to record a material non-cash charge to income if our recorded intangible assets or goodwill are impaired, or if we shorten intangible asset useful lives;

•	Changes in reimbursement rates, including competitive bidding for durable medical equipment suppliers, could negatively affect our PolyMedica diabetes testing supplies revenues and profits under our Liberty brand; and

•	Anti-takeover provisions of the Delaware General Corporation Law (“DGCL”), our certificate of incorporation and our bylaws could delay or deter a change in control and make it more difficult to remove incumbent officers and directors.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect our business described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission.

Medco Third-Quarter 2008 Earnings Page 7
Medco Health Solutions, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
(In millions, except for per share data)
Table 1.

	Quarters Ended		Nine Months Ended
	September 27,	September 29,	September 27,	September 29,
	2008	2007	2008	2007
Product net revenues (Includes retail co-payments of $1,828 and $1,831 in the third quarters of 2008 and 2007, and $5,830 and $5,705 in the nine months of 2008 and 2007)	$12,390.3	$10,783.1	$37,804.3	$32,721.7
Service revenues	168.8	135.5	492.3	406.1

Total net revenues	12,559.1	10,918.6	38,296.6	33,127.8

Cost of operations:
Cost of product net revenues (Includes retail co- payments of $1,828 and $1,831 in the third quarters of 2008 and 2007, and $5,830 and $5,705 in the nine months of 2008 and 2007)	11,580.7	10,183.3	35,391.5	30,845.0
Cost of service revenues	53.6	34.5	146.7	103.6

Total cost of revenues	11,634.3	10,217.8	35,538.2	30,948.6
Selling, general and administrative expenses	347.2	263.2	1,044.0	785.6
Amortization of intangibles	71.1	54.6	211.2	163.9
Interest and other (income) expense, net	58.2	25.5	169.9	62.3

Total cost of operations	12,110.8	10,561.1	36,963.3	31,960.4

Income before provision for income taxes	448.3	357.5	1,333.3	1,167.4
Provision for income taxes	152.6	142.8	504.7	462.9

Net income	$295.7	$214.7	$828.6	$704.5

Basic earnings per share:
Weighted average shares outstanding	503.3	537.9	512.7	555.3
Earnings per share	$0.59	$0.40	$1.62	$1.27

Diluted earnings per share:
Weighted average shares outstanding	513.4	547.9	523.0	565.3
Earnings per share	$0.58	$0.39	$1.58	$1.25

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Medco Health Solutions, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In millions)
Table 2.

	September 27,	December 29,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$440.8	$774.1
Short-term investments	66.9	70.3
Manufacturer accounts receivable, net	1,824.7	1,516.2
Client accounts receivable, net	1,494.0	1,340.3
Income taxes receivable	211.5	216.0
Inventories, net	1,947.2	1,946.0
Prepaid expenses and other current assets	73.4	285.4
Deferred tax assets	163.4	154.4

Total current assets	6,221.9	6,302.7
Property and equipment, net	763.8	725.5
Goodwill	6,335.5	6,230.2
Intangible assets, net	2,738.1	2,905.0
Other noncurrent assets	53.8	54.5

Total assets	$16,113.1	$16,217.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Claims and other accounts payable	$2,173.6	$2,812.9
Client rebates and guarantees payable	1,647.8	1,092.2
Accrued expenses and other current liabilities	570.0	624.1
Short-term debt	600.0	600.0

Total current liabilities	4,991.4	5,129.2
Long-term debt, net	3,985.0	2,894.4
Deferred tax liabilities	1,103.1	1,167.0
Other noncurrent liabilities	129.9	152.0

Total liabilities	10,209.4	9,342.6

Total stockholders’ equity	5,903.7	6,875.3

Total liabilities and stockholders’ equity	$16,113.1	$16,217.9

	September 27,	December 29,
	2008	2007
Balance Sheet Debt:
Accounts receivable financing facility	$600.0	$600.0
Senior unsecured revolving credit facility	1,000.0	1,400.0
Senior unsecured term loan	1,000.0	1,000.0
7.25% senior notes due 2013, net of unamortized discount	497.7	497.4
6.125% senior notes due 2013, net of unamortized discount	298.4	—
7.125% senior notes due 2018, net of unamortized discount	1,187.9	—
Fair value of interest rate swap agreements	1.0	(3.0)

Total debt	$4,585.0	$3,494.4

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Medco Health Solutions, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In millions)
Table 3.

	Nine Months Ended
	September 27,	September 29,
	2008	2007
Cash flows from operating activities:
Net income	$828.6	$704.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	117.7	124.4
Amortization of intangibles	211.2	163.9
Deferred income taxes	(89.4)	(99.7)
Stock-based compensation on employee stock plans	97.8	73.9
Tax benefit on employee stock plans	63.6	87.4
Excess tax benefits from stock-based compensation arrangements	(39.3)	(58.9)
Other	80.9	45.7
Net changes in assets and liabilities (net of acquisition effects, 2008 only)
Manufacturer accounts receivable, net	(306.8)	(6.4)
Client accounts receivable, net	(203.9)	67.4
Inventories, net	2.5	31.1
Prepaid expenses and other current assets	213.6	(10.8)
Income taxes receivable	4.5	—
Deferred income taxes	—	(8.9)
Other noncurrent assets	10.5	(7.0)
Claims and other accounts payable	(651.5)	(706.4)
Client rebates and guarantees payable	555.6	408.1
Accrued expenses and other current and noncurrent liabilities	(98.4)	8.1

Net cash provided by operating activities	797.2	816.4

Cash flows from investing activities:
Cash paid for Europa Apotheek Venlo B.V., net of cash acquired	(126.5)	—
Capital expenditures	(156.5)	(93.5)
Purchases of securities and other investments	(73.0)	(113.1)
Proceeds from sale of securities and other investments	69.0	108.5

Net cash used by investing activities	(287.0)	(98.1)

Cash flows from financing activities:
Proceeds from long-term debt	3,235.7	1,000.0
Repayments on long-term debt	(2,150.0)	(456.5)
Proceeds under accounts receivable financing facility	—	275.0
Debt issuance costs	(11.3)	(1.7)
Settlement of cash flow hedge	(45.4)	—
Purchase of treasury stock	(1,956.3)	(1,960.6)
Excess tax benefits from stock-based compensation arrangements	39.3	58.9
Proceeds from employee stock plans	44.5	177.6

Net cash used by financing activities	(843.5)	(907.3)

Net decrease in cash and cash equivalents	(333.3)	(189.0)
Cash and cash equivalents at beginning of period	774.1	818.5

Cash and cash equivalents at end of period	$440.8	$629.5

Medco Third-Quarter 2008 Earnings Page 10
Medco Health Solutions, Inc.
Consolidated Income Statement Results
(Unaudited)
(In millions)
Table 4.

					Nine Months			Nine Months
	Quarter Ended			Quarter Ended	Ended			Ended
	September 27,			September 29,	September 27,			September 29,
	2008 (1)	Increase (Decrease)		2007	2008 (1)	Increase (Decrease)		2007
Consolidated income statement results
Retail product revenues (2)	$6,946.0	$494.1	7.7%	$6,451.9	$21,518.3	$1,750.8	8.9%	$19,767.5
Mail-order product revenues	5,444.3	1,113.1	25.7%	4,331.2	16,286.0	3,331.8	25.7%	12,954.2

Total product net revenues(2)	12,390.3	1,607.2	14.9%	10,783.1	37,804.3	5,082.6	15.5%	32,721.7

Client and other service revenues	127.0	31.3	32.7%	95.7	360.3	66.9	22.8%	293.4
Manufacturer service revenues	41.8	2.0	5.0%	39.8	132.0	19.3	17.1%	112.7

Total service revenues	168.8	33.3	24.6%	135.5	492.3	86.2	21.2%	406.1

Total net revenues (2)	12,559.1	1,640.5	15.0%	10,918.6	38,296.6	5,168.8	15.6%	33,127.8

Cost of product net revenues (2)	11,580.7	1,397.4	13.7%	10,183.3	35,391.5	4,546.5	14.7%	30,845.0
Cost of service revenues	53.6	19.1	55.4%	34.5	146.7	43.1	41.6%	103.6

Total cost of revenues (2)	11,634.3	1,416.5	13.9%	10,217.8	35,538.2	4,589.6	14.8%	30,948.6
Selling, general and administrative expenses	347.2	84.0	31.9%	263.2	1,044.0	258.4	32.9%	785.6
Amortization of intangibles	71.1	16.5	30.2%	54.6	211.2	47.3	28.9%	163.9
Interest and other (income) expense, net	58.2	32.7	128.2%	25.5	169.9	107.6	172.7%	62.3

Income before provision for income taxes	448.3	90.8	25.4%	357.5	1,333.3	165.9	14.2%	1,167.4
Provision for income taxes	152.6	9.8	6.9%	142.8	504.7	41.8	9.0%	462.9

Net Income	$295.7	$81.0	37.7%	$214.7	$828.6	$124.1	17.6%	$704.5

Diluted earnings per share:
Weighted average shares outstanding	513.4	(34.5)	-6.3%	547.9	523.0	(42.3)	-7.5%	565.3
Earnings per share	$0.58	$0.19	48.7%	$0.39	$1.58	$0.33	26.4%	$1.25

Earnings per share, excluding intangible amortization (3)	$0.63	$0.19	43.2%	$0.44	$1.74	$0.35	25.2%	$1.39

Gross margin (4)
Product	$809.6	$209.8	35.0%	$599.8	$2,412.8	$536.1	28.6%	$1,876.7
Product gross margin percentage	6.5%	0.9%		5.6%	6.4%	0.7%		5.7%
Service	$115.2	$14.2	14.1%	$101.0	$345.6	$43.1	14.2%	$302.5
Service gross margin percentage	68.2%	-6.3%		74.5%	70.2%	-4.3%		74.5%
Total	$924.8	$224.0	32.0%	$700.8	$2,758.4	$579.2	26.6%	$2,179.2
Total gross margin percentage	7.4%	1.0%		6.4%	7.2%	0.6%		6.6%

(1)	Includes PolyMedica’s, Critical Care’s, and Europa Apotheek’s operating results commencing on the October 31, 2007, November 14, 2007, and April 28, 2008 acquisition dates, respectively.

(2)	Includes retail co-payments of $1,828 million and $1,831 million for the third quarters of 2008 and 2007, and $5,830 million and $5,705 million for the nine months of 2008 and 2007.

(3)	Please refer to Table 8 for reconciliation of the earnings per share excluding intangible amortization.

(4)	Defined as net revenues minus cost of revenues.

Medco Third-Quarter 2008 Earnings Page 11
Medco Health Solutions, Inc.
Consolidated Selected Information
(Unaudited)
(In millions)
Table 5.

	Quarter Ended			Quarter Ended	Nine Months Ended			Nine Months Ended
	September 27,			September 29,	September 27,			September 29,
	2008 (1)	Increase (Decrease)		2007	2008 (1)	Increase (Decrease)		2007
Volume Information
Retail prescriptions	115.1	2.6	2.3%	112.5	361.8	13.9	4.0%	347.9
Mail-order prescriptions	26.1	2.6	11.1%	23.5	79.1	8.7	12.4%	70.4

Total prescriptions	141.2	5.2	3.8%	136.0	440.9	22.6	5.4%	418.3

Adjusted prescriptions (2)	193.0	10.3	5.6%	182.7	597.8	39.4	7.1%	558.4
Adjusted mail-order penetration (3)	40.4%	2.0%		38.4%	39.5%	1.8%		37.7%

Other volume (4)	1.6	1.6	N/M *	—	4.3	4.3	N/M *	—

Generic Dispensing Rate Information
Retail generic dispensing rate	66.4%	4.2%		62.2%	65.7%	4.7%		61.0%
Mail-order generic dispensing rate	55.8%	4.9%		50.9%	54.7%	5.0%		49.7%
Overall generic dispensing rate	64.4%	4.1%		60.3%	63.8%	4.7%		59.1%

Manufacturer Rebate Information
Rebates earned	$1,125	$269	31.4%	$856	$3,240	$547	20.3%	$2,693
Percent of rebates retained	18.2%	5.4%		12.8%	19.0%	3.4%		15.6%

Depreciation Information
Cost of revenues depreciation	$10.2	$0.1	1.0%	$10.1	$31.9	$(3.4)	-9.6%	$35.3
SG&A expenses depreciation	28.4	(0.6)	-2.1%	29.0	85.8	(3.3)	-3.7%	89.1

Total depreciation	$38.6	$(0.5)	-1.3%	$39.1	$117.7	$(6.7)	-5.4%	$124.4

(1)	Includes PolyMedica’s, Critical Care’s, and Europa Apotheek’s operating results commencing on the October 31, 2007, November 14, 2007, and April 28, 2008 acquisition dates, respectively.

(2)	Adjusted prescription volume equals the majority of mail-order prescriptions multiplied by three, plus retail prescriptions. These mail-order prescriptions are multiplied by three to adjust for the fact that they include approximately three times the amount of product days supplied compared with retail prescriptions.

(3)	The percentage of adjusted mail-order prescriptions to total adjusted prescriptions.

(4)	Represents over-the-counter drugs, as well as diabetic supplies primarily dispensed by Polymedica.

*	Not meaningful

Medco Third-Quarter 2008 Earnings Page 12
Medco Health Solutions, Inc.
Consolidated EBITDA
(Unaudited)
(In millions, except for EBITDA per adjusted prescription data)
Table 6.

	Quarters Ended			Nine Months Ended
	September 27,		September 29,	September 27,		September 29,
	2008 (1)		2007	2008 (1)		2007
EBITDA Reconciliation:
Net income	$295.7		$214.7	$828.6		$704.5
Add:
Interest and other (income) expense, net	58.2		25.5	169.9	(2)	62.3
Provision for income taxes	152.6	(3)	142.8	504.7	(3)	462.9
Depreciation expense	38.6		39.1	117.7		124.4
Amortization expense	71.1		54.6	211.2		163.9

EBITDA	$616.2		$476.7	$1,832.1		$1,518.0

Adjusted prescriptions (4)	193.0		182.7	597.8		558.4

EBITDA per adjusted prescription	$3.19		$2.61	$3.06		$2.72

(1)	Includes PolyMedica’s, Critical Care’s, and Europa Apotheek’s operating results commencing on the October 31, 2007, November 14, 2007, and April 28, 2008 acquisition dates, respectively.

(2)	Includes a $9.8 million charge for the ineffective portion of the forward-starting interest rate swap agreements associated with the March 2008 issuance of senior notes.

(3)	Includes a third-quarter 2008 nonrecurring state income tax benefit of $28 million primarily resulting from statute of limitations expirations in certain states.

(4)	Adjusted prescription volume equals the majority of mail-order prescriptions multiplied by three, plus retail prescriptions. These mail-order prescriptions are multiplied by three to adjust for the fact that they include approximately three times the amount of product days supplied compared with retail prescriptions.

Medco Third-Quarter 2008 Earnings Page 13
Medco Health Solutions, Inc.
Accredo Health Group (Specialty Pharmacy) Segment Results
(Unaudited)
(In millions)
Table 7.

					Nine Months			Nine Months
	Quarter Ended			Quarter Ended	Ended			Ended
	September 27,			September 29,	September 27,			September 29,
	2008 (1)	Increase (Decrease)		2007	2008 (1)	Increase (Decrease)		2007
Specialty Pharmacy:
Product net revenues	$1,996.9	$513.9	34.7%	$1,483.0	$5,831.9	$1,433.1	32.6%	$4,398.8
Service revenues	17.8	1.2	7.2%	16.6	54.5	9.2	20.3%	45.3

Total net revenues	2,014.7	515.1	34.3%	1,499.6	5,886.4	1,442.3	32.5%	4,444.1
Total cost of revenues	1,851.5	468.8	33.9%	1,382.7	5,420.1	1,328.0	32.5%	4,092.1
Selling, general and administrative expenses	74.1	19.3	35.2%	54.8	223.4	60.8	37.4%	162.6
Amortization of intangibles	11.1	1.5	15.6%	9.6	33.4	4.4	15.2%	29.0

Operating Income	$78.0	$25.5	48.6%	$52.5	$209.5	$49.1	30.6%	$160.4

Gross Margin (2)	$163.2	$46.3	39.6%	$116.9	$466.3	$114.3	32.5%	$352.0
Gross margin percentage	8.1%	0.3%		7.8%	7.9%	—		7.9%

(1)	Includes Critical Care’s operating results commencing on the November 14, 2007 acquisition date.

(2)	Defined as net revenues minus cost of revenues.

Medco Third-Quarter 2008 Earnings Page 14
Medco Health Solutions, Inc.
Earnings Per Share Reconciliation
(Unaudited)
Table 8.

	Quarters Ended		Nine Months Ended
	September 27,	September 29,	September 27,	September 29,
	2008	2007	2008	2007
Earnings Per Share Reconciliation:
GAAP diluted earnings per share	$0.58	$0.39	$1.58	$1.25
Adjustment for the amortization of intangible assets (1)	0.05	0.05	0.16	0.14

Diluted earnings per share, excluding intangible amortization	$0.63	$0.44	$1.74	$1.39

(1)	This adjustment represents the per share effect of the intangible amortization from the 2003 spin-off, when Medco became a publicly traded company.
Medco Health Solutions, Inc.
Earnings Per Share Reconciliation: Third-Quarter 2008 Nonrecurring Tax Benefit
(Unaudited)
Table 9.

	Quarter Ended	Quarter Ended
	September 27,	September 29,
	2008	2007	Growth
Earnings Per Share Reconciliation:
GAAP diluted earnings per share	$0.58	$0.39	48.7%
Adjustment for the third-quarter 2008 tax benefit (1)	(0.05)	—

Diluted earnings per share, excluding tax benefit	$0.53	$0.39	35.9%
Adjustment for the amortization of intangible assets (2)	0.05	0.05

Diluted earnings per share, excluding intangible amortization and tax benefit	$0.58	$0.44	31.8%

(1)	This adjustment represents the per share effect of a third-quarter 2008 nonrecurring state income tax benefit, which was primarily related to income tax statute of limitations expirations in certain states.

(2)	This adjustment represents the per share effect of the intangible amortization from the 2003 spin-off, when Medco became a publicly traded company.

Medco Third-Quarter 2008 Earnings Page 15
Medco Health Solutions, Inc.
Guidance Information
(Unaudited)
Table 10.

	Full Year ended	Estimated		Estimated
	December 29, 2007	Full Year Ended December 27, 2008		Full Year Ended December 26, 2009
	Actual	Low End	High End	Low End	High End
Earnings Per Share Guidance Reconciliation:
GAAP diluted earnings per share	$1.63	$2.10	$2.13	$2.45	$2.55
Adjustment for the amortization of intangible assets (1)	0.19	0.20	0.20	0.22	0.22

Diluted earnings per share, excluding intangible amortization	$1.82	$2.30	$2.33	$2.67	$2.77

Diluted earnings per share growth over prior year		29%	31%	15%	21%
Diluted earnings per share growth over prior year, excluding intangible amortization		26%	28%	15%	20%

(1)	This adjustment represents the per share effect of the intangible amortization from the 2003 spin-off, when Medco became a publicly traded company.